Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Sherry L. Couturier, CFO of Hammonds Industries, Inc, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Annual Report of Form 10-K for the year ended December 31, 2008.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above annual report fairly presents, in all respects, the financial condition of Hammonds Industries, Inc. and results of its operations.

Date: February 23, 2010
Sherry L. Couturier
CFO /s/ Sherry L. Couturier